Exhibit 99.1

FOR IMMEDIATE RELEASE	MEDIA CONTACT:
Beth Drummey
Marketing & Corporate Communications Manager
Bank of Marin
415-763-4529 | bethdrummey@bankofmarin.com

BANK OF MARIN BANCORP AND AMERICAN RIVER BANKSHARES
ANNOUNCE THE SIGNING OF A MERGER AGREEMENT
STRENGTHENS BANK OF MARIN’S FRANCHISE; EXPANDS FOOTPRINT INTO
GREATER SACRAMENTO AND AMADOR MARKETS

NOVATO, CA and SACRAMENTO, CA, April 19, 2021 - Bank of Marin Bancorp, "BMRC" (Nasdaq: BMRC), parent company of Bank of Marin, “the Bank,” and American River Bankshares “AMRB” (Nasdaq: AMRB), parent company of American River Bank, today announced the signing of a merger agreement. American River Bankshares has ten branches across the Greater Sacramento, Amador and Sonoma County regions, assets of $916.1 million, total deposits of $788.6 million, and total loans of $475.4 million as of March 31, 2021.

“This merger brings together two exceptional institutions that share complementary values and disciplined fundamentals,” said Russell A. Colombo, President and Chief Executive Officer of Bank of Marin Bancorp and Bank of Marin. “Bank of Marin will be able to expand its franchise by delivering the same legendary service that is the hallmark of a community bank on a regional scale."

David E. Ritchie, Jr., President and Chief Executive Officer of American River Bankshares, commented, “We are excited for the opportunity to join one of the strongest banks in the region. We believe our clients, shareholders and employees will benefit from Bank of Marin’s history of profitable growth and expertise in successfully executing acquisitions. We believe their community banking model, culture and commitment to high-quality client service make Bank of Marin an excellent partner for American River Bank.”

The transaction will be immediately accretive to BMRC’s earnings, adding to shareholder value. AMRB shareholders will receive a fixed exchange ratio of 0.575 shares of BMRC common stock for each share of AMRB common stock outstanding. Based on BMRC’s closing stock price of $39.06 on April 16, 2021, the transaction is valued at $134.5 million, or $22.46 per share of AMRB common stock. Such value will fluctuate with changes in the stock price of BMRC. The total transaction value includes the value of AMRB options being paid in cash by BMRC.

The transaction is expected to close in the third quarter of 2021, and upon closing the Bank will have approximately $4.0 billion in assets and operate thirty-one branches in ten counties, including Alameda, Amador, Contra Costa, Marin, Napa, Placer, Sacramento, San Francisco, San Mateo, and Sonoma. Upon closing, BMRC will add two board members from AMRB to its board. BMRC’s and AMRB’s boards of directors have unanimously approved the acquisition agreement. Additionally, directors of AMRB and BMRC have entered into agreements whereby they have committed to vote their shares in favor of the transaction. The closing of the acquisition is subject to satisfaction of customary closing conditions, including regulatory approvals and approval of BMRC and AMRB shareholders.

Bank of Marin Bancorp received financial advisory services and a fairness opinion from Keefe, Bruyette & Woods, A Stifel Company, and Stuart Moore Staub served as legal counsel. American River Bankshares received financial advisory services and a fairness opinion from Piper Sandler & Co., and Manatt, Phelps & Phillips LLP served as legal counsel.

Conference Call / Investor Presentation
Russell A. Colombo, President and Chief Executive Officer of Bank of Marin, Tim Myers, EVP, Chief Operating Officer of Bank of Marin, and Tani Girton, EVP, Chief Financial Officer of Bank of Marin, will review additional information regarding the transaction during the BMRC Earnings Call webcast on Monday, April 19, 2021 at 11:30 AM EDT/8:30 AM PDT. An investor presentation has also been created for this announcement, and will be discussed on the conference call. To access a copy of the presentation and to listen to the conference call online, investors are invited to visit http://www.bankofmarin.com under "Investor Relations." To listen to the live call, please go to the website at least 15 minutes early to register, download and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available on this site shortly after the call.

About Bank of Marin Bancorp
Founded in 1990 and headquartered in Novato, Bank of Marin is the wholly owned subsidiary of Bank of Marin Bancorp (Nasdaq: BMRC). A leading business and community bank in the San Francisco Bay Area, with assets of $3.1 billion as of March 31, 2021, Bank of Marin has 21 branches and 7 commercial banking offices located across 7 Bay Area counties. Bank of Marin provides commercial banking, personal banking, specialty lending and wealth management and trust services. Specializing in providing legendary service to its customers and investing in its local communities, Bank of Marin has consistently been ranked one of the “Top Corporate Philanthropists" by the San Francisco Business Times and one of the “Best Places to Work” by the North Bay Business Journal. Bank of Marin Bancorp is included in the Russell 2000 Small-Cap Index and Nasdaq ABA Community Bank Index. For more information, go to www.bankofmarin.com.

About American River Bankshares
American River Bank is a Sacramento-based community bank serving Northern California since 1983. Headquartered in Rancho Cordova, CA, American River Bank is the wholly owned subsidiary of American River Bankshares (Nasdaq: AMRB). The bank provides a wide range of products and services across 10 branches to mid-sized community-based businesses and individuals located in Sacramento, Amador, Sonoma, and Placer counties. AMRB offers secured and unsecured commercial real estate, secured real estate, and other installment loans as well as personal banking solutions and deposits products. AMRB’s honest approach, commitment to community and focus on profitability is intended to lead their clients to greater success. For more information, go to www.americanriverbank.com/.

Additional Information about the Acquisition and Where to Find It
In connection with the proposed acquisition, BMRC will file with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 to register the shares of BMRC common stock to be issued to the shareholders of AMRB. The registration statement will include a prospectus of BMRC and a joint proxy statement which will be sent to the shareholders of AMRB and BMRC seeking their approval of the acquisition and related matters. In addition, BMRC and AMRB may file other relevant documents concerning the proposed acquisition with the SEC.

Shareholders of BMRC and AMRB are urged to read the registration statement on Form S-4 and the prospectus and joint proxy statement included within the registration statement and any other relevant documents to be filed with the SEC in connection with the proposed acquisition because they will contain important information about BMRC, AMRB and the proposed transaction. Investors and shareholders may obtain free copies of these documents through the website maintained by the SEC at www.sec.gov. Free copies of the joint proxy statement/prospectus also may be obtained by directing a request by telephone or mail to Bank of Marin Bancorp, 504 Redwood Blvd, Suite 100, Novato CA, 94947, Attention: Investor Relations (telephone: (415) 763-4523), or by accessing Bank of Marin’s website at www.bankofmarin.com under “Investor Relations.” The information on Bank of Marin’s website is not, and shall not be deemed to be, a part of this release or incorporated into other filings it makes with the SEC.

Participants in the Solicitation
BMRC, AMRB and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of BMRC and AMRB in connection with the acquisition. Information about the directors and executive officers of BMRC is set forth in the proxy statement for BMRC’s 2021 annual meeting of shareholders previously filed with the SEC, and as may be amended in the future. Information about the directors and executive officers of AMRB is set forth in the proxy statement for AMRB’s 2021 annual meeting of shareholders previously filed with the SEC. Additional information regarding the interests of these participants and other persons who may be deemed participants in the acquisition may be obtained by reading the joint proxy statement regarding the acquisition when it becomes available.

Forward-Looking Statements
Statements made in this release, other than those concerning historical financial information, may be considered forward-looking statements, which speak only as of the date of this release and are based on current expectations and involve a number of assumptions. These include statements as to the anticipated benefits of the acquisition, including future financial and operating results, cost savings and enhanced revenues that may be realized from the acquisition as well as other statements of expectations regarding the acquisition and any other statements regarding future results or expectations. Such forward-looking statements may contain words related to future projections including, but not limited to, words such as “believe,” “expect,” “anticipate,” “intend,” “may,” “will,” “should,” “could,” “would,” and variations of those words and similar words that are subject to risks, uncertainties and other factors that could cause actual results to differ significantly from those projected. Each of BMRC and AMRB intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and is including this statement for purposes of these safe harbor provisions. The companies’ respective abilities to predict results, or the actual effect of future plans or strategies, is inherently uncertain. Factors which could have a material effect on the operations and future prospects of each of BMRC and AMRB and the resulting company, include but are not limited to: (1) the businesses of BMRC and/or AMRB may not be integrated successfully or such integration may be more difficult, time-consuming or costly than expected; (2) expected revenue synergies and cost savings from the acquisition may not be fully realized or realized within the expected time frame; (3) revenues following the merger may be lower than expected; (4) customer and employee relationships and business operations may be disrupted by the acquisition; (5) the ability to obtain required regulatory and shareholder approvals, and the ability to complete the acquisition on the expected timeframe may be more difficult, time-consuming or costly than expected; (6) changes in interest rates, general economic conditions, legislative/regulatory changes, monetary and fiscal policies of the U.S. government, including policies of the U.S. Treasury and the Board of Governors of the Federal Reserve; the quality and composition of the loan and securities portfolios; demand for loan products; deposit flows; competition; demand for financial services in the companies’ respective market areas; their implementation of new technologies; their ability to develop and maintain secure and reliable electronic systems; and accounting principles, policies, and guidelines, and (7) other risk factors detailed from time to time in filings made by BMRC or AMRB with the SEC. BMRC and AMRB undertake no obligation to update or clarify these forward-looking statements, whether as a result of new information, future events or otherwise except as required by law.